UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

NusaTrip Incorporated
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

NUSATRIP INCORPORATED

28F AIA Central, Jl. Jend. Sudirman No.Kav. 48A, RT.5/RW.4,Karet, Semanggi,

Kota Jakarta Selatan,

Daerah Khusus Ibukota, Jakarta, Indonesia

+62 21 5060 8747

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To Our Stockholders:

This Information Statement is first being mailed on or about [__], 2026 to the holders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”) of NusaTrip Incorporated, a Nevada corporation (the “Company”), as of the close of business on [__], 2026 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting, [__], 2026 (the “Written Consent”) of the stockholders of the Company owning a majority of the outstanding of the voting power of the Company (the “Majority Stockholder”) as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to NusaTrip Incorporated.

The Written Consent approved the issuance of 75,000 shares of the Company’s Series X Preferred Stock to SOPA Capital Limited, designated as a series of preferred stock titled “Series X Super Voting Preferred Stock” (the “Series X Preferred Stock”), pursuant to a Certificate of Designation filed with the Secretary of State of Nevada on September 20, 2024. SOPA Capital Limited is a holding company (“SOPA Capital”), which is jointly owned by Dennis Nguyen, the founder of Society Pass Incorporated (“Society Pass”), and Raynauld Liang, the Chief Executive Officer of Society Pass. Society Pass is the majority shareholder of the Company.

The Written Consent constitutes the consent of a majority of the voting power of the Corporation’s capital stock and is sufficient under the General Corporation Law of the State of Nevada (“NRS”) and our Bylaws to approve the action described herein. Accordingly, they are not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been first mailed to the stockholders.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

Heather Maynard
Director and Chairwoman of the Board and Director

GENERAL INFORMATION

This Information Statement is being first mailed on or about [___], 2026, to stockholders of the Company by the Board of Directors (the “Board”) to provide material information regarding corporate action that has been approved by the Written Consent of the Majority Stockholder.

The consent of Majority Stockholder constitutes the stockholder approval required for the approval of the issuance (the “Stock Issuance”) of 75,000 shares of the Company’s Series X Preferred Stock to SOPA Capital Limited, designated as a series of preferred stock titled “Series X Super Voting Preferred Stock” (the “Series X Preferred Stock”), pursuant to a Certificate of Designation filed with the Secretary of State of Nevada on September 20, 2024, pursuant to Nasdaq listing rule 5635(c) and (d), in accordance with the Company’s Bylaws (the “Bylaws”) and Nevada Revised Statute (“NRS”) 78.320.2, and, as a result, no further action by any other stockholder is required to approve the Stock Issuance, and we have not and will not be soliciting your approval of the Stock Issuance. This Information Statement and the documents incorporated herein by reference shall constitute notice to you of the action by Majority Stockholder consent in accordance with Nevada law and the Exchange Act. SOPA Capital Limited is a holding company (“SOPA Capital”), which is jointly owned by Dennis Nguyen, the founder of Society Pass Incorporated (“Society Pass”), and Raynauld Liang, the Chief Executive Officer of Society Pass. Society Pass is the majority shareholder of the Company.

This Information Statement is being furnished to all holders of the Company’s Common Stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely to inform stockholders of the corporate action before it takes effect. In accordance with Exchange Act Rule 14c-2, the Stockholder Consent will become effective no sooner than twenty (20) calendar days following the mailing of this Information Statement.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

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AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE MAJORITY STOCKHOLDER

Nasdaq Rule 5635(c) requires that stockholder approval must be obtained prior to the issuance of securities when any equity compensation arrangement is made or materially amended, pursuant to which stock may be acquired by officers, directors, employees. Nasdaq Rule 5635(d) requires stockholder approval prior to issuing 20% or more of the outstanding shares at a price that is less than the lower of: (i) the Nasdaq official closing price; or (ii) the average Nasdaq official closing price of the common stock (as reported on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

The majority stockholder consent constitutes the only stockholder approval required for the Stock Issuance under section 13 of the Company’s Bylaws (the “Bylaws”) and Nevada Revised Statute (“NRS”) 78.320.2, and, as a result, no further action by any other stockholder is required to approve the Stock Issuance. We have not and will not be soliciting your approval of the Stock Issuance. This Information Statement and the documents incorporated herein by reference shall constitute notice to you of the action by Majority Stockholder Consent in accordance with Nevada law and the Exchange Act.

Under Section 78.320.2 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of the voting power allocated to our voting shares may be substituted for an annual or special meeting of the stockholders, provided that such written consent sets forth the action so taken and is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon were present and voted. This Information is first being mailed on or about [__], 2026, to our stockholders and is being delivered to inform you of the corporate action described herein.

On the Record Date, the Company had 19,379,168 shares of Common Stock of the Company outstanding issued and outstanding with the holders thereof being entitled to cast one vote per share.

CONSENTING STOCKHOLDERS

On [*], 2026, Society Pass, being the record holders of 11,844,443 shares of our common stock, constituting approximately 61% of the  voting power of all capital stock of the Company outstanding, consented in writing to approve the Stock Issuance.

We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the foregoing stockholder action. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the stockholder action was taken by Written Consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

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DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the stockholder action.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q.	Why am I being furnished with this Information Statement?

A.	The Nevada Revised Statutes and our Bylaws require us to provide you with information regarding the actions taken by written consent of the Majority Stockholder in lieu of a meeting. Your vote is neither required nor requested.

Q.	Why am I not being asked to vote?

A.	Under Section 78.320 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of the voting power allocated to our voting shares may be substituted for an annual or special meeting of the stockholders, provided that such written consent sets forth the action so taken and is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon were present and voted. The Majority Stockholder, holding approximately 61% of the voting power of all capital stock of the Corporation outstanding, executed a written consent dated [*], 2026 approving the Stock Issuance. Such approval is sufficient under the Nevada Revised Statutes, and no further approval by our stockholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q.	What do I need to do now?

A.	Nothing. This Information Statement is furnished to you solely for your information and does not require or request you to do anything.

Q.	Has the Board approved the Stock Issuance?

A.	Yes. On February 26, 2026, the Board unanimously approved the Stock Issuance.

Q.	When will the Stock Issuance be effective?

A.	Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the corporation actions will not become effective until at least 20 calendar days following the mailing of this Information Statement to our stockholders (the date immediately following such period being the “Effective Date”). The Company currently anticipates that adoption of the Stock Issuance will become effective on the Effective Date.

Q.	Can I dissent or exercise appraisal rights in connection with any of the Corporate Action?

A.	Pursuant to the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws, our stockholders are not entitled to exercise appraisal or other dissenters’ rights in connection with the Stock Issuance or the other matters described in this Information Statement.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following summary compensation table provides information regarding the compensation paid during our fiscal years ended December 31, 2025 and 2024 to our Chief Officer. We refer to these individuals as our “named executive officers”:

Name and Principal Position	Fiscal Year Ended	Salary/ Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Anson Neo Sae Chuan,	12/31/2025	$128,374	$12,000	$-	$140,374
Chief Executive Officer	12/31/2024	$96,937	$12,000	$-	$108,937
Tan Yee Siong,	12/31/2025	$50,000	$-	$-	$50,000
Chief Financial Officer	12/31/2024	$-	$-	$-	$-
Albert ,	12/31/2025	$32,440	$2,400	$-	$34,840
Chief Operating Officer	12/31/2024	$32,642	$2,400	$-	$35,042
Patrick Soetanto*,	12/31/2025	$113,542	$75,000	$-	$188,542
Former Chief Executive Officer	12/31/2024	$102,000	$86,000	$-	$188,000

None of our other executives earned compensation in excess of $100,000 in fiscal years ended December 31, 2025 or 2024 and therefore pursuant to Instruction 1 to Item 402(m)(2) of Regulation S-K, only the compensation for above are provided.

*Compensation was borne and paid by related company under Society Pass Incorporated.

Employment Agreements

Under our employment agreement with our Chief Executive Officer, Tjin Patrick Soetanto, to become effective as of the effective date of the registration statement of which this prospectus forms a part, we agreed that, for a five-year term, unless terminated earlier in accordance with its terms, we will pay Mr. Soetanto an annual salary of $180,000. Additionally, Mr. Soetanto will be entitled to certain annual cash bonus subject to the discretion of the board and/or compensation committee and an equity compensation of NusaTrip’s stock equivalent to the Company’s stock equivalent to US$5,000 per month. Mr. Soetanto will also be eligible to participate in all long-term incentive plans (including any equity incentive plan) sponsored by the Company. Mr. Soetanto will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Soetanto’s employment by giving at least 30 days written notice. All other compensation shall cease as of the date of termination and the Company shall pay all previously earned, accrued and unpaid compensation. Mr. Soetanto is also subject to standard confidentiality and non-competition provisions. On November 1, 2025, Tjin Patrick Soetanto was appointed as Head of Hotel of NusaTrip Incorporated (the “Company”), effective November 1, 2025, and will no longer act as Chief Executive Officer of the Company. Mr. Soetanto’s redesignation was not the result of any disagreement with the Company, its management, operations, policies or practices.

Under our employment agreement with our Chief Financial Officer, Yee Siong Tan, to become effective as of the effective date of the registration statement of which this prospectus forms a part, we agreed that, for a five-year term, unless terminated earlier in accordance with its terms, we will pay Mr. Tan an annual salary of US$150,000. Additionally, Mr. Tan will be entitled to certain annual cash bonus subject to the discretion of the board and/or compensation committee an equity compensation of NusaTrip’s stock equivalent to the Company’s stock equivalent to US$5,000 per month. Mr. Tan will also be eligible to participate in all long-term incentive plans (including any equity incentive plan) sponsored by the Company Mr. Tan will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Tan’s employment by giving at least 30 days written notice. All other compensation shall cease as of the date of termination and the Company shall pay all previously earned, accrued and unpaid compensation. Mr. Tan is also subject to standard confidentiality and non-competition provisions.

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Under our employment agreement with our Chief Operating Officer, Albert Nicolas, to become effective as of the effective date of the registration statement of which this prospectus forms a part, we agreed that, for a five-year term, unless terminated earlier in accordance with its terms, we will pay Mr. Nicolas an annual salary of US$36,000. Additionally, Mr. Nicolas will be entitled to an equity compensation of NusaTrip’s stock equivalent to the Company’s stock equivalent to US$500 per month. Mr. Nicolas will also be eligible to participate in all long-term incentive plans (including any equity incentive plan) sponsored by the Company. Mr. Nicolas will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Nicolas’ employment by giving at least 30 days written notice. All other compensation shall cease as of the date of termination and the Company shall pay all previously earned, accrued and unpaid compensation. Mr. Nicolas is also subject to standard confidentiality and non-competition provisions.

Under our employment agreement with our Chief Marketing Officer, Anson Neo, to become effective as of the effective date of the registration statement of which this prospectus forms a part, we agreed that, for a five-year term, unless terminated earlier in accordance with its terms, we will pay Mr. Neo an annual salary of US$132,000. Additionally, Mr. Neo will be entitled to an equity compensation of NusaTrip’s stock equivalent to the Company’s stock equivalent to US$4,000 per month. Mr. Neo will also be eligible to participate in all long-term incentive plans (including any equity incentive plan) sponsored by the Company. Mr. Neo will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Neo’s employment by giving at least 30 days written notice. All other compensation shall cease as of the date of termination and the Company shall pay all previously earned, accrued and unpaid compensation. Mr. Neo is also subject to standard confidentiality and non-competition provisions. On November 1, 2025, the Company appointed Anson Neo as Chief Executive Officer of the Company, effective November 1, 2025. In connection with this appointment, Mr. Neo will cease serving as the Company’s Chief Marketing Officer, and the Company does not intend to appoint a replacement to the CMO role at this time.

Under our employment agreement with our Executive Chairwoman, Heather Maynard, we agreed that, unless terminated earlier in accordance with its terms, we will pay Ms. Maynard an annual salary in the amount of EUR 120,000 (approximately $130,000 to $140,000). Additionally, Ms. Maynard will be entitled to reimbursement to all reasonable and necessary business expenses, and to participate in all long-term equity incentive plan subject to the discretion of the board and/or compensation committee. Ms. Maynard will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Ms. Maynard’s employment by giving at least 30 days written notice. All other compensation shall cease as of the date of termination and the Company shall pay all previously earned, accrued and unpaid compensation. Ms. Maynard is also subject to standard confidentiality and non-competition provisions.

Director Compensation Table

The following table provides information concerning compensation paid to our directors during fiscal year ended December 31, 2025 and 2024.

Name	Year	Fee Earned / Paid in Cash ($)	Stock Awards ($)	Options ($)	Others ($)	Total ($)
Heather Maynard	12/31/2025	135,799	-	-	-	135,799
	12/31/2024	130,076	-	-	-	130,076
Vincent Puccio	12/31/2025	-	-	-	-	-
	12/31/2024	-	-	-	-	-
Nicole Washko	12/31/2025	-	-	-	-	-
	12/31/2024	-	-	-	-	-
Michal Freed	12/31/2025	-	-	-	-	-
	12/31/2024	-	-	-	-	-
Li Xin	12/31/2025	-	-	-	-	-
	12/31/2024	-	-	-	-	-

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APPROVAL OF THE STOCK ISSUANCE

Overview

On February 26, 2026 and [*], our Board and Majority Stockholder approved and ratified the Stock Issuance. The purpose of the Stock Issuance is to maintain control and operation decision making, at a price of $0.0001 per share, par value of the Series X Preferred Stock. Each share of Series X Preferred Stock entitles its holder to 1,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders. The holders of our Series X Preferred Stock are not entitled to any dividend rights. The holders of the Series X Preferred Stock are not entitled to any liquidation preference or subject to any redemption rights. The shares of our Series X Preferred Stock are not convertible into shares of our common stock, and are not subject to any sunset or other termination provisions.

On May 22, 2023, we designated 50,000 shares of our preferred stock as Series X Preferred Stock. On June 21, 2024, we designated an additional 25,000 shares of our preferred stock as Series X Preferred Stock.

On September 3, 2024, we have issued 75,000 shares of Series X Preferred Stock to Heather Maynard. On October 14, 2024, in order to facilitate our IPO process, Heather Maynard disclaimed all interests in the 75,000 shares of Series X Preferred Stock voluntarily and without any consideration, which the Series X Preferred Stock subsequently are held in the treasury.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No officer or director or any associate of any such person has any substantial interest, direct or indirect, in the matters acted upon by our board and stockholders, other than in such role as a stockholder, officer or director.

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock will be borne by us. The Company may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our Common Stock.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Corporation will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Corporation should direct the additional copy of the Information Statement, to Corporate Secretary, at NusaTrip Incorporated, 28F AIA Central, Jl. Jend. Sudirman No.Kav. 48A, RT.5/RW.4, Karet, Semanggi, Kota Jakarta Selatan, Daerah Khusus Ibukota, Jakarta, Indonesia.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Corporation to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Corporation at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Corporation to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Corporation’s principal executive offices.

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FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement contains forward-looking statements, which reflect our views with respect to future events. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “intends,” “believes,” “will,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document, unless expressly set forth otherwise.

OTHER MATTERS

As of the date of this Information Statement, the Board knows of no other matters other than those described in this Information Statement that have been approved or considered by the holders of a majority of our issued and outstanding voting securities.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

Society Pass Incorporated is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

By Order of the Board of Directors,

/s/ Heather Maynard
Heather Maynard
Director and Chairwoman of the Board and Director

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